Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
Friday, August 6, 2010	TRADED: Nasdaq
LANCASTER COLONY TO WEBCAST FISCAL YEAR AND FOURTH QUARTER 2010
CONFERENCE CALL; BOARD SETS ANNUAL MEETING DATE AND TIME
COLUMBUS, Ohio, Aug. 6 —Lancaster Colony Corporation (Nasdaq: LANC) announced today that it will release its fiscal year and fourth quarter 2010 financial results prior to the opening of the market on Thursday, August 19, 2010, and will host a conference call at 10:00 am EDT.
The conference call will be webcast live via the Internet. To listen to the webcast, go to the company’s website, www.lancastercolony.com, click on the webcast link on the home page and enter your registration information when requested.
The company also announced that its board of directors has set the annual meeting of shareholders for 11:00 a.m. EST, Monday, November 15, 2010 in the Bexley I meeting room at the Embassy Suites Hotel, 2886 Airport Drive, Columbus, Ohio 43219. The record date for shareholders entitled to vote at the meeting is Friday, September 17, 2010.
Lancaster Colony Corporation is a diversified manufacturer and marketer of consumer products focused primarily on specialty foods for the retail and foodservice markets.
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FOR FURTHER INFORMATION:	John L. Boylan, Vice President, Treasurer and CFO Lancaster Colony Corporation Phone: 614/224-7141 -or- Investor Relations Consultants, Inc. Phone: 727/781-5577 or E-mail: lanc@mindspring.com